Exhibit 10.1

CONCEPT HOLDING CORP.

PROMISSORY NOTE

$10,000	January 20, 2016

FOR VALUE RECEIVED, CONCEPT HOLDING CORP., a Nevada corporation (the "Company"), with its principal office at 4685 S. Highland Drive #202, Salt Lake City, UT 84117, for value received, promises to pay to Clearline Ventures, LLC. (the "Holder") with its principal address at 4685 S Highland Drive, Suite 202, Salt Lake City, Utah  84117, or registered assigns, on the earlier of January 20, 2018 (the “Maturity Date”) or upon the effectiveness of a Fundamental Transaction, as defined hereinafter,  the principal amount of Ten Thousand ($10,000) Dollars, or such lesser amount as may be advanced to or for the benefit of the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts ("U.S. Funds"), together with interest on the outstanding principal amount at the annual rate of twelve (12.0%) percent accrued monthly.  Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least (5) days before such Maturity Date.  There are no prepayment penalties assessed or incurred.

Letter of Credit. Holder agrees to loan the Company up to Ten Thousand ($10,000) at any time within two years of the date of this Note upon request of the Company.  All sums loaned to the Company shall be on the same terms and conditions of this Note and shall be covered by this Note.  At the execution of this Note, Holder has loaned Two Thousand Dollars ($2,000) to the Company which shall be part of the principal of this Note as of the date of this Note.

The Company may request advances subject to the terms and conditions of this Note.  All advances may only be made in the amount of $1,000 unless otherwise evidenced by advances in any lesser amount.  In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

The parties acknowledge that Thomas J. Howells, manager of the Holder is the President and sole officer and director of the undersigned and that such instrument has been entered into by the unanimous written consent of the board of directors.

1.   Advances.  The Company shall make a request for an advance by notice to the Holder given pursuant to Section 7.2 hereof.  The Holder will enter on its books and records, the date and amount of each advance, as well as the date and amount of each payment made by the Company.  Such entries will be presumed to be correct when made.

2.  Use of Proceeds.  The Company agrees that the proceeds of this Note shall be used for general working capital purposes but shall not be used to pay any indebtedness for borrowed money or to pay any Related Party Indebtedness (as hereinafter defined).  "Related Party Indebtedness" shall mean all of the Company's obligations or indebtedness (including principal and any interest thereon) for borrowed funds or for unpaid salaries, fees or other compensation owed to any of its officers, directors, stockholders or their affiliates, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument, excluding, for the purposes hereof, any salaries or fees payable on a current basis or accrued to officers and directors in the ordinary course of the Company's business and any amounts paid to stockholders in connection with the exercise of statutory and/or contractual rescission rights entered into prior to the date of this Note.

3.  Events of Default.  Upon the occurrence of any of the following events (herein called "Events of Default"):

(a)  The Company shall fail to pay the principal of or interest on this Note when due;

(b)  (i)  The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; (iii) the Company shall apply for, or consent to or acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) the Company shall make a general assignment for the benefit of creditors;

(c)  (i)  The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for fifteen (15) days undismissed, unbonded or undischarged; (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for any of its property and the continuance of any of such events for fifteen (15) days undismissed, unbonded or undischarged; or (iii) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for fifteen (15) days undismissed, unbonded and undischarged;

(d)  Any foreign or domestic governmental agency or any foreign or domestic court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company which shall not be dismissed within thirty (30) days thereafter;

(e)  Any breach of any of the Company's representations or warranties contained in this Note or the Loan Agreement which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(f)  The Company shall fail to perform any of its obligations contained in the Loan Agreement, after giving effect to any applicable notice provisions and cure periods which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(g)  The Company shall fail to perform, observe or comply with any covenant, term, provision, condition, agreement or obligation under this Note which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(h)  The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either (i) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (ii) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

(i)  Any judgments against the Company and/or any attachment, levy or execution against any of its properties for an amount in excess of $15,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be.

Then, and in any such Event of Default, the Holder may, at its option and without written notice to the Company, declare the entire principal amount of this Note and all interest accrued thereon to the date of payment then outstanding immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.  The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.  If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal balance of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the greater of eighteen (18%) percent per annum or the maximum interest rate permitted by applicable law.

3.1  Non-Waiver and Other Remedies.  No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

3.2  Attorneys' Fees.  Upon the occurrence of an Event of Default, the Company will be responsible to pay all reasonable costs of counsel retained by the Holder in seeking advice in connection with the exercise or enforcement of its rights, and all legal fees and expenses reasonably incurred in seeking collection hereof and all other out of pocket expenses incurred by the Holder in connection with such matter, which amounts may, at the Holder's option, be added to the principal hereof.

4.   Obligation to Pay Principal and Interest; Covenants.

4.1  Obligation.  No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times (subject to all applicable notice requirements and cure periods), at the rates and in the currency herein prescribed.

4.2  Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

(a)  Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b)  Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof, and not sell, assign or otherwise transfer any of its assets except in the ordinary course of business; and

(c)  Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements of all governmental bodies, departments, agencies, commissions or boards having jurisdiction, all companies or associates insuring the premises, and all appropriate courts, authorities, officials, or officers, which are applicable to the Company or its properties ("Requirements"), except wherein the failure to comply would not have a material adverse effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

4.3  Negative Covenants.  The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

(a)  Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money or for obligations of any of its officers, directors or principal stockholders or any of its affiliates, other than such guaranties existing as of the date hereof;

(b)  Declare or pay dividends in cash, property or shares of Common Stock;

(c)  Sell, assign, transfer or dispose of any of its assets other than in the ordinary course of its business and for fair value; or

(d)  Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding except in connection with the exercise of any rescission rights by any stockholder pursuant to agreement existing as of the date hereof.

4.4  Prepayment.  All or a portion of the unpaid principal and interest due under this Note may be prepaid by the Company without premium or penalty prior to January 20, 2018, by delivering payment in U.S. Funds of such amount being prepaid

5.   Required Consent.  The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

6.   Lost Documents.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note, a new Note, of like tenor and unpaid principal amount and dated as of the original date of the Note.

7.   Miscellaneous.

7.1  Benefit.   This Note shall be binding upon the Company and its legal representatives, successors and assigns.  This Note shall inure to the benefit of Holder and its legal representatives, successors and assigns.  Any assignment by Holder may be made only with the prior written consent of the Company and any assignment made without such consent shall be void.

7.2  Notices and Addresses.  All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery (followed by an original signed copy sent by regular mail) or, if mailed, postage prepaid, by certified mail, return receipt requested, and shall be deemed given when first received, as follows:

To Holder:

To Holder's address on page 1 of this Note

To the Company:

CONCEPT HOLDING CORP.

4685 Highland Drive, #202

Salt Lake City, UT 84117

Phone:  (801) 278-9424

Facsimile:  (801) 278-9290

or to such other address as any of them, by notice to the others may designate from time to time.

7.3  Governing Law; Interpretation.  This Note shall be governed by and construed in accordance with the laws of the State of Utah excluding that body of law relating to conflict of laws.  All references to dollars are to U.S. Dollars.

7.4  Venue.  The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the State of Utah or the federal court located in the State of Utah. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Utah Court or the federal court located in the State of Utah and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

7.5

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

7.6

Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein shall survive the delivery of this Note until this Note has been satisfied in full.

7.7

Waiver.  None of the rights and remedies of the registered holder hereof shall be waived or affected by failure or delay to exercise them.  All remedies conferred on the registered holder of this Note shall be cumulated and none is exclusive.  Such remedies may be exercised concurrently or consecutively at the registered holder's option.

7.8

Negotiability.  This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 11 hereof.

7.9

Waiver of Demand.  The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest, and of nonpayment of this Note.

7.10 Restrictions.  The Holder, by acceptance hereof, represents and warrants as follows:

(a)

The Note is being acquired for the Holder's own account to be held for investment purposes only.

(b)

The Company may also refuse to transfer the Note if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

CONCEPT HOLDING CORP.

By:/s/THOMAS J HOWELLS

Name: Thomas J. Howells

Title: President, Secretary/Treasurer and sole Director

HOLDER

By:/s/THOMAS J HOWELLS, MANAGER

Name: Clearline Ventures, LLC